SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549

                                 FORM 8-K


                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934
                     Date of Report:  January 5, 1998



                              MEDIMMUNE, INC.
          (Exact name of registrant as specified in its charter)



                     Commission File Number:  0-19131




          Delaware                                    52-1555759
     (State of Incorporation)                     (I.R.S. Employer
                                                  Identification No.)



     35 West Watkins Mill Road, Gaithersburg, MD        20878
     (Address of principal executive offices)         (Zip Code)


          Registrant's telephone number, including area code (301) 417-0770


               No Exhibits are being filed with this report


CytoGam and RespiGam are registered trademarks of the Company.


                              MEDIMMUNE, INC.
                        Current Report on Form 8-K


ITEM 5.  OTHER EVENTS

MedImmune, Inc. reported the information contained in the following Letter to Shareholders dated December 23, 1997:

December 23, 1997

To Our Shareholders:

MedImmune recently established and announced strategic alliances with Abbott Laboratories and SmithKline Beecham. We believe these alliances significantly enhance our ability to increase revenues, achieve profitability and accelerate development of products in the pipeline. In the remainder of this letter, we will describe the nature and potential benefit of these corporate alliances.

ABBOTT MARKETING COLLABORATION
On December 1, MedImmune established a global alliance for Synagis (palivizumab; also formerly known as MEDI-493) with Abbott Laboratories, one of the world's premier health care companies and a leader in pediatrics. Synagis is a humanized monoclonal antibody being developed for the prevention of respiratory syncytial virus (RSV) disease in infants and young children. The Company signed two separate agreements with Abbott. One was a marketing and distribution agreement outside the United States and the other a threshold-based co-promotion agreement within the United States.

The threshold-based co-promotion agreement in the United States represents a unique model in the biotechnology industry for product commercialization. In typical "co-promotion agreements", both companies promote the product and split the profits at a pre-determined ratio. In MedImmune's collaboration with the Ross Products Division of Abbott, both companies sell the product in the United States and are responsible for their own selling expenses; however, significant profits are shared only if both companies together can achieve sales revenues greater than what MedImmune believed it could have achieved on its own. MedImmune will continue to book all revenues generated from the sale of Synagis in the United States and will be responsible for both manufacturing and the overall marketing strategy for the product. This threshold-based structure will incentivize both companies to work effectively together. At its essence, it is a "pay for performance" agreement.

Market research shows that office-based pediatricians will be critical to the successful commercialization of Synagis in the United States if and when licensed by the FDA. The Ross Products Division sales force has an exceptional presence among the pediatric community including office-based pediatricians as well as an extensive pediatric and neonatal customer base in the hospital. In the Scott Levin Survey conducted over the past twelve
years, Ross has   been voted the number one pharmaceutical sales force
among pediatricians. The Ross Products Division sales force currently sells products such as Survanta (beractant), the best-selling surfactant for respiratory distress syndrome in premature infants, Biaxin (clarithromycin), a boad-spectrum antibiotic frequently used in children, and infant nutritional products such as Pedialyte, Similac and Isomil.

Outside the U.S., Abbott International will have the exclusive right to market and distribute Synagis. MedImmune will manufacture and sell Synagis to Abbott at a transfer price determined by end-user sales. MedImmune has received a $15 million payment, and could receive additional payments totaling $45 million upon achievement of milestones and certain sales levels by Abbott. We believe that Abbott's extensive pharmaceutical presence in more than 130 countries and their long-established commitment to pediatric health care make them ideal for rapid commercialization of Synagis worldwide.

We believe these two agreements with Abbott will allow the company to maximize the commercial development opportunity of Synagis on a global scale.

SMITHKLINE BEECHAM HPV VACCINE ALLIANCE
On December 11, 1997, MedImmune announced that it had entered into a strategic alliance with SmithKline Beecham (SB) to develop and commercialize human papillomavirus (HPV) vaccines for prevention of cervical cancer and genital warts. HPVs are responsible for the development of cervical cancer, the second leading cause of cancer death in women on a worldwide basis. Currently, the company is conducting a Phase I clinical trial with its first HPV vaccine candidate HPV-11. MedImmune expects to begin clinical evaluation of HPV-18 and HPV-16 vaccine candidates in 1998. HPV is one of the most important medical problems and one of significant commercial opportunity in the vaccine field today. The MedImmune/SB alliance grants to SB exclusive worldwide rights to MedImmune's HPV technology in exchange for an up-front payment, future funds and potential developmental and sales milestones which together could total over $85 million, as well as royalties on product sales.

SB is, of course, one of the most successful pharmaceutical and vaccine companies worldwide and we consider them an excellent partner for development and commercialization of our HPV vaccines. We believe this alliance will solidify a leadership position for both companies in the HPV field. We think because of this alliance we will be able to move more quickly and enhance the potential for successful development of a safe and effective vaccine.

Lastly, in an important milestone for the company, on December 19, 1997, we submitted a Biologic License Application (BLA) to the U.S. Food and Drug Administration (FDA) requesting marketing clearance of Synagis. The BLA submission is the culmination of more than eight years of research and development work by our employees and collaborators. Submission of the BLA to the FDA is an important step in the product development process but as you recognize a great deal of work remains in what can often be a difficult and complex process.

Our efforts, as we move forward, are directed toward executing in all areas of our business, focusing on revenue growth and achieving profitability.
We believe the events just discussed will help do that. As always, we thank you for your continued support and look forward to keeping you apprised of our progress in the months ahead.


/s/David M. Mott              /s/Wayne T. Hockmeyer, Ph.D.
President and Chief Operating Chairman and Chief Executive
Officer                       Officer

This announcement may contain, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including risks and uncertainties discussed in the Company's filings with the United States Securities and Exchange Commission. Successful development and commercialization of any of the Company's product candidates will require thorough clinical evaluation and will be subject to regulatory approval from authorities such as the FDA in the United States. There can be no assurance that such approvals will be obtained.


                           SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

(REGISTRANT)      MEDIMMUNE, INC.



BY (SIGNATURE) /s/David M. Mott
(NAME AND TITLE)  David M. Mott, President and Chief Operating Officer
                  (Principal financial and accounting officer)
(DATE)            January 5, 1998